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EXHIBIT 99.1

Contact: James Rudis                                       FOR IMMEDIATE RELEASE
                  Overhill Farms, Inc
                  (323) 582-9977


          OVERHILL FARMS ANNOUNCES NEW LONG TERM FINANCING PACKAGE AND
                      PROJECTS $1.5 MILLION ANNUAL SAVINGS


LOS ANGELES (November 5, 2003)--Overhill Farms, Inc. announced today that the Company has extended and renegotiated certain terms of its existing Senior Term Loans and Senior Subordinated debt.

Under the terms of the renegotiated financing with the Company's existing secured creditors, Levine Leichtman Capital Partners II, L.P., and its affiliate, Pleasant Street Investors, LLC, the maturity of the Company's two existing Senior Term Loans and its Senior Subordinated debt has been extended to October 31, 2006. Previously the Senior Term Loans were scheduled to mature on November 30, 2003 and January 31, 2004 and the Senior Subordinated debt on October 31, 2004.

In addition to the extended maturity dates, base interest rates have been reduced on all existing loans, and $5 million of additional financing has been provided. The annual interest rate on the in-formula portion of the Senior Term "A" loan has been reduced from 10% to 5.5%, and the principal balance has increased from $17 million to $17.8 million. The annual interest rate on the $5 million Senior Term "B" loan has been reduced from 15% to 12%. The annual interest rate on the Senior Subordinated Note has been reduced from 15% to 13.5%, and the principal balance has increased from $24.7 million to $28.9 million.

The Company indicated that documentation relating to the financing package, including additional terms and conditions, are to be included as exhibits to a Form 8-K, which is to be filed with the Securities and Exchange Commission and which should be reviewed in conjunction with this press release.

The financing was completed without the issuance of any additional equity incentives, and as such, there will be no additional dilution to the shareholders as a result of the transaction.

In discussing the transaction, James Rudis, Overhill's Chairman and Chief Executive Officer said, "We are very pleased to report this restructured financing package. The benefits are clear. Our annual cost of funds is expected to be reduced by $1.5 million, and the extended terms allow us sufficient time to continue to improve our financial condition. Additionally, the new financing will provide additional working capital for growth and operating improvements." Rudis added, "Over the last several months, we have focused on improving our borrowing terms. During this process we reviewed several interesting financing proposals. After considering key factors, we believe the renegotiated financing arrangements presented the best opportunities for our shareholders. Levine Leichtman Capital Partners understands our business and our prospects for the future, and we look forward to a continued relationship."


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Overhill Farms is a value added supplier of high quality frozen foods to foodservice, retail, airline and health care customers.

THIS NEWS RELEASE CONTAINS DISCLOSURES THAT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING, IN PARTICULAR, A STATEMENT REGARDING AN ANNUAL REDUCTION IN COST OF FUNDS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS OR BELIEFS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS CONCERNING THE COMPANY'S OPERATIONS AND FINANCIAL PERFORMANCE AND CONDITION. FOR THIS PURPOSE, STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. ALL STATEMENTS REGARDING THE COMPANY'S EXPECTED FUTURE FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, DIVIDENDS, FINANCING PLANS, BUSINESS STRATEGY, BUDGETS, PROJECTED COSTS OR COST SAVINGS, CAPITAL EXPENDITURES, COMPETITIVE POSITIONS, CONTINUATION OR EXPANSION OF GOVERNMENTAL PROGRAMS, GROWTH OPPORTUNITIES FOR EXISTING PRODUCTS OR PRODUCTS UNDER DEVELOPMENT, BENEFITS FROM NEW TECHNOLOGY, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS AND MARKETS FOR STOCK ARE FORWARD LOOKING STATEMENTS. IN ADDITION, FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS IN WHICH WE USE WORDS SUCH AS "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "STRATEGY," "PLAN," "WILL," "ESTIMATE," "PROJECT," "GOAL," "TARGET" OR SIMILAR EXPRESSIONS. ALTHOUGH WE BELIEVE THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, WE CANNOT ASSURE YOU THAT THESE EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE REFLECTED IN THE FORWARD-LOOKING STATEMENTS.

THE COMPANY CAUTIONS THAT THESE STATEMENTS BY THEIR NATURE INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHERS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING; MARKET CONDITIONS AND WEATHER PATTERNS THAT MAY AFFECT THE COST OF RAW MATERIAL AS WELL AS THE MARKET FOR THE COMPANY'S PRODUCTS; CHANGES IN THE COMPANY'S BUSINESS ENVIRONMENT, INCLUDING ACTIONS OF COMPETITORS AND CHANGES IN CUSTOMER PREFERENCES; THE OCCURRENCE OF ACTS OF TERRORISM, SUCH AS THE EVENTS OF SEPTEMBER 11, 2001, OR ACTS OF WAR; CHANGES IN GOVERNMENTAL LAWS AND REGULATIONS, INCLUDING INCOME TAXES; MARKET DEMAND FOR NEW AND EXISTING PRODUCTS; AND OTHER FACTORS AS MAY BE DISCUSSED IN THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 29, 2002, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IN ADDITION, PROJECTED ANNUAL COST OF FUNDS SAVINGS ASSUME THAT THE COMPANY WILL NOT BE IN DEFAULT UNDER ANY OF THE SENIOR TERM LOAN OR SENIOR SUBORDINATED DEBTS DOCUMENTS, INCLUDING THE FINANCIAL COVENANTS. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY WILL BE ABLE TO COMPLY, AT ALL TIMES, WITH ALL OF THESE COVENANTS AND OTHERWISE NOT DEFAULT UNDER ANY OF THOSE DOCUMENTS. FAILURE TO COMPLY WITH COVENANTS OR OTHER DEFAULTS WOULD CAUSE THESE INTEREST RATES UNDER THESE LOANS TO INCREASE SUBSTANTIALLY, AND WOULD SIGNIFICANTLY REDUCE OR EVEN ELIMINATE ANY COST SAVINGS.